Exhibit 10.16

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Framework Agreement

between

Medio-Haus-Medizinprodukte GmbH,

Brunswiker Straße 50,

D - 24105 Kiel,

hereinafter referred to as “Medio-Haus”

and

Avedro Inc.,

230 3rd Ave.,

Waltham, MA 02451 USA,

hereinafter referred to as “Avedro”.

Preamble

Medio-Haus is EN ISO 13485: 2003 + AC: 2009 certified. A copy of the relevant certificate is attached hereto marked Exhibit 1. In addition, Medio-Haus holds a certificate of conformity according to Exhibit V of the European Directive 93/42/EC, a copy of which is attached hereto marked Exhibit 2.

On 1 November 2010 the Parties have already concluded a framework agreement on the supply of the medical product Medio-Cross 0.1 % with Dextran 20 % to Avedro by Medio-Haus. This agreement terminated due to expiration. Nevertheless, the Parties herewith mutually cancel the aforementioned framework agreement dated 1 November 2010 and now enter into the following agreement:

Section 1

(1)

Medio-Haus undertakes to sell and supply exclusively to Avedro all Medio-Cross products as well as all other products currently produced by Medio-Haus in the ophthalmologic field for the purpose of Keratoconus treatment with the ingredient Riboflavin, all listed under Exhibit 3 to this Agreement (hereinafter: “Product(s)”) during the term of this Agreement and in accordance with the terms agreed herein.

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(2)

Avedro hereby undertakes vis-à-vis Medio-Haus to pay the amount of EUR 500,000.00 for the exclusivity commitment granted under Section 1. Payment shall be made in two instalments, i.e. in the amount of EUR [***] within [***] following the execution of this Agreement and in the amount of EUR [***] on [***]; in this context, the aforementioned deadlines and dates describe the point in time at which the respective instalments are to be received by Medio-Haus the latest.

(3)

The Parties agree that – irrespective of the provisions under Section 1 paragraph (1) – Medio-Haus shall remain entitled to continue to sell Products in the amount of maximum of [***] to the ophthalmic clinic [***]. Such right and/or its exercise shall not affect Avedro’s obligations under Section 1 paragraph (2).

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(5)

Medio-Haus undertakes to provide Products which are brought to market under the product names of “Vibex” and/or “Paracel” exclusively to Avedro. For the avoidance of doubt: This shall also apply in the event of an administrative or judicial decision under Section 1 paragraph (4).

Section 2

(1)

No later than [***] prior to the commencement of each calendar quarter, Avedro shall furnish Medio-Haus with a rolling forecast which sets out Avedro’s prospective Product requirements – broken down into the individual Products listed in Exhibit 3 – for the following [***]. The quantities stipulated in the forecast for the [***] shall constitute a binding commitment by Avedro to place purchase orders for these quantities on Medio-Haus, and, in the event that Medio-Haus confirms the order, to take delivery of the ordered Products and to pay for same. The quantities contained in the forecast for the remaining [***] shall constitute a non-binding estimate only.

(2)

Product orders shall be provided to Medio-Haus in writing. Medio-Haus will promptly respond to any such orders. If an order is accepted, a separate agreement based on this Agreement thus being concluded, Medio-Haus will simultaneously provide to Avedro the expected, non-binding delivery date. A delivery period of approximately [***] is to be expected, unless Medio-Haus has the Product in stock. Medio-Haus shall be obliged to accept all of Avedro’s orders not exceeding the quantities stipulated in Section 4 paragraph (1) of this Agreement during the mentioned time-period.

(3)	Products will only be supplied based on the following procedure:

Upon Product completion and packaging for shipment, Medio-Haus will notify Avedro accordingly by fax and include the following annexes:

a)

An analysis certificate relating to the product batch from which the delivery originates, including a declaration that the batch was released. A sample document of such a certificate is attached hereto marked Exhibit 4.

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b)	A batch-related declaration of conformity from Medio-Haus. A sample certificate is attached hereto marked Exhibit 5.

c)

A copy of the analysis certificate including the component ratio analysis, the confirmation of the endotoxins, freedom from pseudomonas, and sterility, from and by a laboratory commissioned by Medio-Haus, currently [***]. A sample document is attached hereto marked Exhibit 6.

d)

A copy of the confirmation regarding sterilization with ethylene-oxide in accordance with a recognized and validated sterilization procedure from and by an entity commissioned by Medio-Haus, currently [***]. A sample document is attached hereto marked Exhibit 7.

e)	An invoice issued on the date of confirmation that the Products are ready to be shipped.

Medio-Haus will make the purchased Products available for collection [***] at the relevant registered office of Medio-Haus pursuant to Section 10 para. 1 sentence 1 German Companies Act. Avedro shall commission and pay a shipping entity for the collection of the Products, and shall, prior to the collection of the Products, in writing or by fax inform Medio-Haus of the name of the entity that will collect the Products.

The price to be paid for the purchased Products shall be due within [***] upon issuance of the invoice.

(4)

The prices are determined by Medio-Haus’ price list applicable at the time whereas potential increases in prices must be (i) reasonable, demonstrable and non-arbitrary, and (ii) notified in writing in advance with reasonable notice of minimum [***].

(5)

Should Medio-Haus require any information and/or documents from Avedro in connection with the sale and/or export of the Products to Avedro in order to comply with public obligations, e.g. notification obligations or tax obligations, Avedro shall provide these to Medio-Haus without charge.

Section 3

(1)	The German statutory provisions shall govern the liability of Medio-Haus, including its liability for defects, unless otherwise provided for in this Agreement.

(2)

Medio-Haus gives no warranty that the Product may be certified or licensed for any other purpose than that set out in the certificates listed in the Preamble hereof, and/or that the Product may be sold or otherwise used. In particular, Medio-Haus shall not be obligated to procure that any certificates and licenses other than those listed in the Preamble hereof are issued.

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(3)

In the event that Medio-Haus and/or its shareholders, managing directors, employees and/or other representatives should be held liable by any third party due to and/or in relation to any Products sold and delivered to Avedro, Avedro shall on demand indemnify Medio-Haus from any liability vis-à-vis the claimant. This indemnity shall not affect the existence of any warranty claims, which Avedro may have against Medio-Haus.

(4)

Avedro hereby undertakes to Medio-Haus to maintain a liability insurance covering all risks arising from or in conjunction with the sale and distribution of the Products. Upon request by Medio-Haus, Avedro will provide a copy of the respective insurance policy to Medio-Haus.

(5)	Medio-Haus shall only be liable for damage caused intentionally or by gross negligence. Any liability for indirect or consequential damages, including for loss of profit, is excluded.

Section 4

(1)

Avedro commits to Medio-Haus to [***] from the product lines under numbers 1.-5. in Exhibit 3 and, in addition, [***] from the product lines under numbers 6.-9. in Exhibit 3. The achievement of this [***] shall be determined [***], provided that Avedro shall have the right to [***].

(2)

Until and for as long as Avedro has fully complied and complies with its obligations in terms of Section 4 paragraph (1) above, save for Section 1 paragraph (3) above, Medio-Haus will not sell the Products, to any parties or distribution partners other than Avedro. Should Avedro not fully meet its obligations under Section 4 paragraph (1), its exclusivity commitment pursuant to Section 1 paragraph (1) shall forfeit, i.e. Medio-Haus shall then be entitled to supply the Products to third parties, without any claims by Avedro for reimbursement of the payments made under Section 1 paragraph (2) and without incurring any other claims by Avedro.

Section 5

(1)

In the event that the business of Medio-Haus will be transferred to another company by way of a legal transaction, Medio-Haus undertakes to ensure that the legal successor will assume the rights and obligations under this Agreement. In this case Avedro undertakes to issue any declarations necessary for the access of the legal successor to this Agreement. Medio-Haus shall ensure in the context of transferring its business to another entity – whether such transfer occurs through an asset deal or the transfer of the majority interest (share deal) – that (i) Avedro is notified thereof reasonably in advance, however, in no event later than [***] following the execution of the transfer, and (ii) that the company taking over the business continues to perform its supply obligations towards Avedro under Section 1 paragraphs (1) and (5) for any such product orders made before or after the transfer of business, a period of at least [***] after the execution of the transfer on an exclusive supply basis.

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(2)

In the event that Avedro ceases its activities in the relevant business area, or in the event that Avedro itself starts producing the Products or other products that could replace the Products, or Avedro commissions other entities other than Medio-Haus with the production of such products or purchases such products from other entities, the exclusivity commitment under Section 1 paragraphs (1) and 4 (2) shall forfeit, i.e. Medio-Haus shall then be entitled to supply the Products to third parties without any claims by Avedro for reimbursement of the payments made under Section 1 (2) and without incurring any other claims by Avedro. Notwithstanding the provisions set forth in this Section 5 (2), Avedro, however, shall be entitled to produce by itself in the USA ophthalmologic Products with the active pharmaceutical ingredient Riboflavin on the basis of an own respective US FDA GMP admission in accordance with the rules provided thereunder, provided such products are solely marked and used in the USA as well as in countries in which a US FDA GMP admission is required and a CE marking not sufficient, and provided the name MedioCross or any confusingly similar name will not be used for such Products. Avedro shall bear the burden to prove the compliance with the requirements set forth above.

(3)

Avedro shall not be entitled to assign any rights arising out of and/or in connection with this Agreement to third parties or transfer them in any other way to legal successors. Avedro shall also not be entitled to permit third parties to exercise rights arising from this Agreement. Should Avedro breach the terms of this Section 5 paragraph (3), the exclusivity commitments under Section 1 paragraphs (1) and 4 (2) shall forfeit – regardless of the invalidity of the assignment to a third party –, i.e. Medio-Haus shall then be entitled to supply the Products to third parties without any claims by Avedro for reimbursement of the payments made under Section 1 paragraph (2) and without incurring any other claims by Avedro. In the event that a third party acquires the majority of votes or of shares in Avedro, Avedro shall have the right to terminate this Agreement with [***] prior notice. In case Avedro terminates hereunder, Avedro shall neither have any claims for reimbursement of the payments made under Section 1 paragraph (2), nor for any other compensation claims against Medio-Haus.

Section 6

(1)

This Agreement has a term of 15 years and shall terminate automatically without further notice upon expiry of this term. In the event of such termination by expiry under this Section 6 paragraph (1) sentence 1, Avedro shall neither have any claims for reimbursement of the payments made under Section 1 paragraph (2), nor for any other compensation claims against Medio-Haus.

(2)

To the extent this Agreement does not contain any deviating provisions, it is only terminable otherwise for important reason (“Kündigung aus wichtigem Grund”). In the event of a termination for important reason Avedro shall have a right for reimbursement of the payments made under Section 1 paragraph (2) only in the event that Medio-Haus is responsible for the important reason.

Section 7

(1)

Each party acknowledges and agrees that its general terms and conditions (AGB) shall neither apply to this Agreement, nor the purchase orders concluded and/or to be concluded between the Parties in terms thereof.

(2)

This Agreement and any purchase orders concluded on the basis thereof, and/or any disputes arising therefrom and/or in conjunction therewith, shall be exclusively governed and be subject to the law of the Federal Republic of Germany. The application of the United Nations Convention on Contracts for the International Sale of Goods (CISG), dated 11 April 1980, and the provisions of the private international law (conflict of laws) are specifically excluded.

(3)

Place of jurisdiction for any and all disputes arising from and/or in conjunction with this framework agreement and/or any and all agreements concluded on the basis thereof shall be Kiel, Federal Republic of Germany.

(4)	The language of this framework agreement is German.

Section 8

(1)

This Agreement shall replace and comes in lieu of the preliminary agreement between the Parties as of May 21, 2014. This Agreement contains all the express provisions agreed on by the parties with regard to the subject matter hereof, and collateral or other agreements related hereto do not exist. Amendments to this Agreement shall be effected in writing (Schriftform). This also applies to the waiver of the written form requirement.

(2)	The invalidity of individual provisions of this Agreement does not affect the validity of the remaining provisions and the existence of this Agreement.

Kiel, June 12, 2014	Waltham, June 12, 2014

/s/ Thomas Steffens	/s/ David Muller
Medio-Haus	Avedro

[***] = TWO (2) PAGES OF CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT 10.16, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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List of products ( 2014-06-07 ):

1. MedioCross D

2. MedioCross H

3. MedioCross M

4. MedioCross TE

5. MedioCross L

6. Vibex

7. Vibex XTRA

8. Vibex Rapid

9. Paracel

.

[***] = EIGHT (8) PAGES OF CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT 10.16, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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